UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2026

NORWOOD FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NORWOOD FINANCIAL CORP

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 5, 2026, Norwood Financial Corp (the “Company”) completed its acquisition of PB Bankshares, Inc. (“PB Bankshares”) pursuant to the terms of the Agreement and Plan of Merger, dated July 7, 2025, by and among the Company, Wayne Bank, PB Bankshares and Presence Bank (the “Merger Agreement”). As of September 30, 2025, PB Bankshares had total assets of $456.4 million, deposits of $355.0 million and shareholders’ equity of $51.3 million. As a result of the merger, Norwood and Wayne Bank will extend its market footprint into Chester and Lancaster Counties in Pennsylvania. The combined company will have approximately $2.9 billion in assets and 33 office locations.

Pursuant to the terms of the Merger Agreement, PB Bankshares was merged with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). At the effective time of the Merger on January 5, 2026, each outstanding share of the common stock of PB Bankshares was converted into, at the election of the holder but subject to the limitations and allocation and proration provisions set forth in the Merger Agreement, either $19.75 in cash or 0.7850 of a share of common stock, par value $0.10 per share, of the Company. In the aggregate, the merger consideration paid to PB Bankshares shareholders will consist of approximately $10.5 million in cash and approximately 1,670,000 shares of common stock of the Company. Immediately following the Merger, Presence Bank was merged with and into Wayne Bank, a wholly-owned subsidiary of the Company, with Wayne Bank as the surviving entity.

The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, Norwood and Wayne Bank appointed Joseph W. Carroll and Spencer J. Andress as directors of Norwood and Wayne Bank, effective as of January 5, 2026. Immediately prior to the effective time of the Merger, Messrs. Carroll and Andress were directors of PB Bankshares and Presence Bank. Mr. Carroll was appointed for a term ending at the 2028 annual meeting of shareholders and Mr. Andress was appointed for a term ending at the 2029 annual meeting of shareholders. Messrs. Carroll and Andress will be entitled to receive the same compensation paid to other non-employee directors of the Company and will be eligible for stock option and restricted stock awards under the Company’s 2024 Equity Incentive Plan. There are no understandings or arrangements between Mr. Carroll or Mr. Andress and any other person pursuant to which they were selected as directors. Such individuals have not yet been assigned to serve on committees of the boards of directors of Norwood or Wayne Bank.

In accordance with the Merger Agreement, Norwood and Wayne Bank appointed Janak M. Amin as Executive Vice President and Chief Operating Officer of Norwood and Wayne Bank, effective as of January 5, 2026. In connection with the Merger, Norwood and Wayne Bank entered into an employment agreement and a non-competition and non-solicitation agreement with Mr. Amin.

Employment Agreement. Mr. Amin entered into a three-year employment agreement with Norwood and Wayne Bank, which will supersede Mr. Amin’s current employment agreement with Presence Bank as of the effective time of the Merger. In accordance with this employment agreement, Mr. Amin will serve as Executive Vice President and Chief Operating Officer of the combined companies following the completion of the merger with an annual base salary of $400,000. In addition, Mr. Amin will receive a stay bonus payable on the six-month anniversary date of the effective time of the Merger equal to $250,000 (the “Initial Stay Bonus”), a stay bonus of $175,000 payable on the first anniversary date of the Initial Stay Bonus payment and a stay bonus of $115,000 payable on the second anniversary date of the Initial Stay Bonus Payment. The Executive will receive an additional stay bonus payment of $26,000 payable on December 1, 2027. During the term of the agreement, Mr. Amin will be eligible to receive annual and long-term incentive awards on a discretionary basis. If Mr. Amin’s employment is terminated without cause or if Mr. Amin terminates his employment for good reason (as defined in the employment agreement), he would be entitled to receive a lump sum payment equal to his then annual base salary, plus any unpaid portion of the stay bonuses under the employment agreement. If such termination of employment occurs in connection with a future change in control of Norwood or Wayne Bank, Mr. Amin would receive a severance payment equal to two times his base salary plus a pro rata annual bonus payment. The employment agreement includes non-competition and non-solicitation provisions for the benefit of Norwood and Wayne Bank which expire at the later of three years after termination of employment or the expiration date of the three-year Non-Competition and Non-Solicitation Agreement among Mr. Amin, Norwood and Wayne Bank, which commences on the effective date of the Merger. The employment agreement also includes the provision for Wayne Bank to implement a salary continuation agreement (“Wayne SERP”) which will provide Mr. Amin with a supplemental retirement payment upon retirement from Wayne Bank following continuous employment with the Bank on a full-time basis as the Bank’s Executive Vice President and Chief Operating Officer for the period from the Merger completion through Mr. Amin’s attainment of age 65 years of age or thereafter in an amount equal to $74,000 per year for ten (10) years thereafter, payable in 120 monthly payments (“Wayne SERP Benefit”). The Wayne SERP will provide that Mr. Amin will be vested in the annual financial reporting accrual amounts applicable to such Wayne SERP, which will then be payable as a monthly benefit beginning at age 65 for 120 monthly payments thereafter, in the event that he retires or otherwise terminates service as an employee of the Bank prior to his attainment of age 65, other than in the event of termination for Just Cause (as defined in the Employment Agreement) and provided that Mr. Amin complies with the non-compete and non-solicitation limitations as set forth in such Wayne SERP. In the event of Mr. Amin’s death, the Wayne SERP Benefit otherwise payable to him will be paid to his designated beneficiary.

The foregoing summary is qualified in its entirety by reference to the employment agreement which is filed herewith as Exhibit 10.1 to this Report and by the Addendum to such agreement which is filed herewith as Exhibit 10.4 to this Report, and each of which is incorporated herein by reference

Non-Competition and Non-Solicitation Agreement. Mr. Amin entered into a three-year Non-Competition and Non-Solicitation Agreement with Norwood and Wayne Bank effective as of July 7, 2025 and as amended by the Addendum to such agreement dated December 31, 2025 (“the Addendum”). Such agreement provides that, for a period of three-years following the Merger, Mr. Amin will not, within a defined geographic area, associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise, as defined in the agreement, and in connection with his associations, engage, manage, operate, control, consult with or advise, or directly or indirectly consult with, advise, manage or supervise personnel engaged in any activity that is substantially similar to any activity in which he was engaged with PB Bankshares or Presence Bank prior to the Merger, or that is substantially similar to any activity for which he had direct or indirect managerial or supervisory responsibility with PB Bankshares or Presence Bank prior to the Merger. Such defined geographic area is the market areas of the Commonwealth of Pennsylvania within the counties of Chester, Cumberland, Dauphin, Lackawanna, Lancaster, Lebanon, Luzerne, Monroe, Pike and Wayne, or within the State of New York within the counties of Delaware, Sullivan, Ontario, Otsego and Yates, or any future market areas of Norwood or its subsidiaries (defined as the geographic area within fifty (50) miles of any newly established branch office or loan production office) opened by Norwood or its subsidiaries during the three-year restriction period (the “Non-Competition Restrictions”). In consideration of Mr. Amin’s obligations, agreements and covenants under this agreement, Norwood agreed to pay to Mr. Amin the aggregate sum of $1,218,701.00 (the “Consideration”) payable simultaneous with the closing of the Merger. Such payment shall be subject to applicable tax withholding as may be deemed necessary by Norwood. Mr. Amin has irrevocably waived any compensation which might otherwise become due and payable from PB Bankshares, Presence Bank, Norwood or Wayne Bank to him in accordance with the employment agreement between him and Presence Bank, dated March 1, 2021, with regard to any possible severance payments associated with any future termination of his employment with PB Bankshares, Presence Bank, Norwood or Wayne Bank upon or following the merger. Further, Mr. Amin agrees that the Consideration shall be reduced in such manner and to such extent, but not below zero dollars, so that no such payments made in good faith hereunder, when aggregated with all other payments to be made to Mr. Amin by Norwood or Wayne Bank, shall be deemed an “excess parachute payment” for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”), thereby subjecting Mr. Amin to liability for the payment of the excise tax provided at Section 4999(a) of the Code.

The foregoing summary is qualified in its entirety by reference to the non-competition and non-solicitation agreement which is filed herewith as Exhibit 10.2 to this Report and by the Addendum to such agreement which is filed herewith as Exhibit 10.3 to this Report, and each of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Biographical Information for Mr. Amin

Janak M. Amin, age 60, was appointed Executive Vice President and Chief Operating Officer of Norwood and Wayne Bank effective January 5, 2025. Previously, he was the President, Chief Executive Officer and a director of Presence Bank and PB Bankshares. Mr. Amin led the team at Presence Bank with values-driven principles that he has cultivated throughout two decades of executive leadership experience in the banking industry in Pennsylvania and Florida. Prior to joining Presence Bank, from 2018 to 2019, Mr. Amin served as Chief Executive Officer at LeTort Trust, an Independent Trust Company that provides personalized financial solutions to individuals, businesses and institutions. From 2016 to 2018, Mr. Amin served in various roles at Sunshine Bank, including most recently as Co-President. Mr. Amin served as a consultant to Sunshine Bank in 2015 and previously held the position of Market Chief Executive Officer for the Pennsylvania region for Susquehanna Bank from 2012 to 2014. Mr. Amin has also served in various executive positions at other financial institutions since 1997, including Tower Bancorp, Graystone Tower Bank, Graystone Financial, Sovereign Bank and Waypoint Bank. Mr. Amin is a graduate of Liverpool University (U.K.), obtained his MBA from The Pennsylvania State University and is a graduate of the Wharton School Advance Management Program. Mr. Amin provides Norwood and Wayne Bank with more than 25 years of banking experience in the Pennsylvania market.

Item 8.01	Other Events.

On January 5, 2026, the Company issued a press release announcing the completion of the acquisition of PB Bankshares and the results of elections made by the shareholders of PB Bankshares as to the form of consideration to be received in the merger. A copy of the press release is filed herewith as Exhibit 99.1, and is incorporated in its entirety by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed with this report.

Number	Description

2.1	Agreement and Plan of Merger, dated as of July 7, 2025, by and among Norwood Financial Corp, Wayne Bank, PB Bankshares, Inc. and Presence Bank (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 7, 2025).

10.1	Employment Agreement dated July 7, 2025, by and among Norwood Financial Corp, Wayne Bank and Janak M. Amin (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (File No. 333-290392) filed with the Commission on September 19, 2025).

10.2	Non-Competition and Non-Solicitation Agreement dated July 7, 2025, by and among Norwood Financial Corp, Wayne Bank and Janak M. Amin (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (File No. 333-290392) filed with the Commission on September 19, 2025).

10.3	Addendum to Non-Competition and Non-Solicitation Agreement by and among Norwood Financial Corp, Wayne Bank and Janak M. Amin dated December 31, 2025.

10.4	Addendum to Employment Agreement dated July 7, 2025, by and among Norwood Financial Corp, Wayne Bank and Janak M. Amin dated December 31, 2025.

99.1	Press Release dated January 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Norwood’s and PB Bankshares’ beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the integration of PB Bankshares’ business and operations with those of Norwood may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to PB Bankshares’ or Norwood’s existing businesses; the anticipated cost savings and other synergies of the merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the merger may be greater than expected; the ability to achieve anticipated merger-related operational efficiencies; the ability to enhance revenue through increased market penetration, expanded lending capacity and product offerings; changes in monetary and fiscal policies of the Federal Reserve Board and the U. S. Government, particularly related to changes in interest rates; changes in general economic conditions, especially the effects of current fluctuations in tariff policies, impacts of workforce deportations, the proliferation of legal actions challenging government policies, and substantial reductions in force of government and non-government organization employees, all of which may put pressure on supply chains and exacerbate market volatility; occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, pandemics or outbreaks of hostilities, or the effects of climate change, and the ability of Norwood, PB Bankshares and their respective customers to deal effectively with disruptions caused by the foregoing; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in our market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; and changes in accounting principles, or the application of generally accepted accounting principles. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Norwood’s and PB Bankshares’ reports (such as the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Norwood or PB Bankshares or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Norwood and PB Bankshares do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made. We caution that the foregoing list of important factors that may affect future results is not exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP

Date:January 5, 2026	By:	/s/ John M. McCaffery
John M. McCaffery Executive Vice President and Chief Financial Officer (Duly Authorized Representative)